EXHIBIT 10.1

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 8, 2002, is entered into by and among AMN HEALTHCARE, INC., a Nevada corporation (the “Borrower”), AMN HEALTHCARE SERVICES, INC. (formerly known as AMN Holdings, Inc.), a Delaware corporation (the “Parent”), the Subsidiary Guarantors signatory hereto, the Lenders signatory hereto and BANK OF AMERICA, N. A., as Agent for the Lenders (in such capacity, the “Agent”).

RECITALS

A.    The Borrower, the Parent, the Subsidiary Guarantors, the Lenders and the Agent, are party to that certain Amended and Restated Credit Agreement dated as of November 16, 2001, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of April 8, 2002 and as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 2, 2002 (as amended, the “Existing Credit Agreement”).

B.    The Credit Parties have requested that the Lenders amend the Existing Credit Agreement as provided herein.

C.    The Requisite Lenders have agreed to amend the Existing Credit Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

PART I
DEFINITIONS

SUBPART 1.1    Certain Definitions.    Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 3 Effective Date” is defined in Part III.

SUBPART 1.2    Other Definitions.    Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART II
AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 3 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II.

SUBPART 2.1    Amendments to Section 8.7.    Section 8.7 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.7    Restricted Payments.

The Credit Parties will not permit the Parent or any Consolidated Party to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends or other distributions payable to any Credit Party other than the Parent (directly or indirectly through Subsidiaries), (b) payments by any Consolidated Parties to the Parent in respect of the tax liability of the affiliated group of corporations that file consolidated federal income tax returns (or that file state or local income tax returns on a consolidated, combined, unitary or similar basis), (c) loans, advances, dividends or distributions by any Consolidated Party to the Parent not to exceed $500,000 in any fiscal year to enable the Parent to pay its costs (including all professional fees and expenses) incurred to comply with its reporting obligations under federal or state laws or in connection with reporting obligations in respect of any Indebtedness of the Parent permitted under Section 8.1, (d) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to pay for corporate, administrative and operating expenses in the ordinary course of business (including, without limitation, costs and expenses in connection with the Initial Public Offering and advisory fees, commissions and expenses incurred by a Credit Party in connection with any Permitted Acquisition or other business combination permitted under this Credit Agreement) not to exceed $500,000 in any fiscal year (exclusive of costs and expenses in connection with the Initial Public Offering), (e) loans, advances, dividends or distributions by a Consolidated Party to enable the Parent to pay an annual management fee to the Sponsor Entities in an aggregate amount not to exceed $500,000 in any fiscal year, (f) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent (other than Capital Stock owned by a Sponsor Entity) in an aggregate cash amount not to exceed $100,000,000 in the aggregate during the term of this Credit Agreement; provided, however, no repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent held by members of senior management and other key employees of the Parent and its Subsidiaries shall exceed $10,000,000 in the aggregate during the term of this Credit Agreement; provided, further, however, prior to and after giving effect to a Restricted Payment otherwise permitted by this clause (f), on a pro forma basis, the Unused Revolving Committed Amount shall be not less than $25,000,000, (g) as permitted by Section 8.8 or Section 8.9, (h) loans, advances, dividends or distributions to the Parent to effect the consummation of the Initial Public Offering, (i) payments in kind of interest accrued in respect of any Subordinated Indebtedness, (j) the refinancing of any Subordinated Indebtedness with the proceeds received from any Equity Issuance or other Subordinated Indebtedness, (k) Restricted Payments in addition to the foregoing in an amount not to exceed (x) 50% of Excess Cash Flow for each fiscal year ended after the Closing Date minus (y) the cumulative aggregate amount of Restricted Payments paid under Section 8.7(k) since the Closing Date minus (z) the Used Revolving Committed Amount as of the date of such Restricted Payment; provided, however, prior to and after giving effect to a Restricted Payment otherwise permitted by this clause (k), on a pro forma basis, the Unused Revolving Committed Amount shall be not less than $25,000,000, (l) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to make the payments or reimbursements of fees and expenses to the extent permitted by Section 8.9(f) and (m) loans, advances, dividends or distributions by any Consolidated Party to the Parent to enable the Parent to effect any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7(f).

SUBPART 2.2    Amendments to Section 8.12.    Section 8.12(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.12    Ownership of Subsidiaries; Limitations on Parent.

(b)  The Parent shall not (i) hold any material assets other than (A) the Capital Stock of the Borrower, (B) the Capital Stock of the Parent repurchased, redeemed or otherwise acquired or retired for value by the Parent to the extent permitted by Section 8.7 and (C) cash to the extent permitted by Section 8.7, (ii) have any liabilities other than (A) Indebtedness permitted under Section 8.1, (B) tax liabilities in the ordinary course of business,

(C) loans, advances and payments permitted under Section 8.9, (D) corporate, administrative and operating expenses in the ordinary course of business and (E) other liabilities under (1) the Credit Documents, (2) the documents evidencing and/or governing any Subordinated Indebtedness, (3) registration rights agreements, (4) stock option plans (including, without limitation, those in existence on the Closing Date), or (5) any other agreement, document or instrument related to any of the foregoing or (iii) engage in any business other than (A) owning the Capital Stock of the Borrower and activities incidental or related thereto, (B) acting as a Guarantor hereunder and pledging its assets to the Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party, (C) activities related to its obligations under the Securities Exchange Act, (D) acting as a borrower or guarantor, as applicable, in respect of Indebtedness permitted under Section 8.1, (E) in connection with the exercise of its rights under and its compliance with the obligations applicable to it under the documents listed in clause (ii)(E) above and (F) activities relating to any repurchase, redemption or other acquisition or retirement for value of any Capital Stock or any option to acquire Capital Stock of the Parent to the extent permitted by Section 8.7.

PART III
CONDITIONS TO EFFECTIVENESS

This Amendment shall be and become effective as of the date (the “Amendment No. 3 Effective Date”) when all of the conditions set forth in this Part III shall have been satisfied.

SUBPART 3.1    Execution of Counterparts of Amendment.    The Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, each of the Guarantors and the Requisite Lenders.

SUBPART 3.2    Amendment Fee.    The Agent shall have received, for the account of each Lender approving this Amendment on or before the Amendment No. 3 Effective Date, an amendment fee equal to 12.5 basis points of the Commitment of each approving Lender, which fee shall be due and payable to each approving Lender when all of the conditions set forth in this Part III shall have been satisfied.

SUBPART 3.3    Other Items.    The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent or any Lender.

PART IV
MISCELLANEOUS

SUBPART 4.1    Construction.    This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Amended Credit Agreement.

SUBPART 4.2    Representations and Warranties.    Each Credit Party hereby represents and warrants that (i) each Credit Party that is party to this Amendment: (a) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, (ii) the representations and warranties contained in Section 6 of the Amended Credit Agreement are true and correct in all material respects on and as of the date hereof upon giving effect to this Amendment as though made on and as of such date (except for those which expressly relate to an earlier date) and (iii) no Default or Event of Default exists under the Existing Credit Agreement on and as of the date hereof upon giving effect to this Amendment.

SUBPART 4.3    Acknowledgment.    The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Amended Credit Agreement or the other Credit Documents. The Guarantors further acknowledge and agree that the Guarantors have no claims, counterclaims, offsets, or defenses to the

Credit Documents and the performance of the Guarantors’ obligations thereunder or if the Guarantors did have any such claims, counterclaims, offsets or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished and released in consideration of the Lenders’ execution and delivery of this Amendment.

SUBPART 4.4    Counterparts.    This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SUBPART 4.5    Binding Effect.    This Amendment, the Amended Credit Agreement and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

SUBPART 4.6    GOVERNING LAW.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SUBPART 4.7    Severability.    If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AMN HEALTHCARE, INC.

	By:	/s/ DONALD R. MYLL
	Name:	Donald R. Myll
	Title:	CFO, CAO & Treasurer

PARENT:	AMN HEALTHCARE SERVICES, INC.

	By:	/s/ DONALD R. MYLL
	Name:	Donald R. Myll
	Title:	CFO, CAO & Treasurer

SUBSIDIARY GUARANTORS:	WORLDVIEW HEALTHCARE, INC.

	By:	/s/ DONALD R. MYLL
	Name:	Donald R. Myll
	Title:	CFO, CAO & Treasurer

O’GRADY PEYTON INTERNATIONAL (USA), INC.

By:	/s/ DONALD R. MYLL
Name:	Donald R. Myll
Title:	CAO

INTERNATIONAL HEALTHCARE RECRUITERS, INC.

By:	/s/ DONALD R. MYLL
Name:	Donald R. Myll
Title:	CFO & Treasurer

HEALTHCARE RESOURCE MANAGEMENT CORPORATION

By:	/s/ DONALD R. MYLL
Name:	Donald R. Myll
Title:	Treasurer

AGENT:	BANK OF AMERICA, N.A. in its capacity as Agent

	By:	/s/ ROBERT KLAWINSKI
	Name:	Robert Klawinski
	Title:	Managing Director

[Signatures Continued]

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ ROBERT KLAWINSKI
	Name:	Robert Klawinski
	Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ CURTIS R. HART
Name:	Curtis R. Hart
Title:	SVP

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ DOUGLAS S. LAMBELL
Name:	Douglas S. Lambell
Title:	Vice President/SCM